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                                  EXHIBIT 10.9

          Schedule of documents substantially similar to Exhibit 10.8

1. Construction Contract between Jameson Inns, Inc. and Jameson Construction Company dated March 3, 1996, for construction of Inns located in Greenville, Alabama; Commerce, Georgia; Conyers, Georgia; Oakwood, Georgia; Forest City, North Carolina; Georgetown, South Carolina; Greenwood, South Carolina; Seneca, South Carolina; and Simpsonville, South Carolina; for an aggregate fixed price of $10,710,000.

2. Construction Contract between Jameson Inns, Inc. and Jameson Construction Company dated October 1, 1996, for construction of Inns located in Auburn, Alabama; Florence, Alabama; Laurinburg, North Carolina; Gaffney, South Carolina; Decherd, Tennessee; and Tullahoma, Tennessee; for an aggregate fixed price of $6,180,000.